Exhibit 32.1

Certification of CEO and CFO

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Cyanotech Corporation (the “Company”) on Form 10-K for the period ended March 31, 2012 (the “Report”) as filed with the Securities and Exchange Commission on the date hereof, each of the undersigned certifies that:

1)                                     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act (15 U.S.C. 78m or 78o (d)); and

2)                                     The information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of the Company.

Date: June 21, 2012	/s/ Brent D. Bailey
Brent D. Bailey, President and Chief Executive Officer and Director

Date: June 21, 2012	/s/ Jole Deal
Jole Deal Vice President—Finance & Administration and CFO (Principal Financial and Accounting Officer)